Exhibit 3(hh)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “STRATOS FUNDING LP”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF NOVEMBER, A.D. 2004, AT 11:07 O’CLOCK A.M.

/s/ Harriet Smith Windsor

3882600 8100 040828610	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3482876 DATE: 11-17-04

State of Delaware Secretary of State Division of Corporations Delivered 11:32 AM 11/17/2004 FILED 11:07 AM 11/17/2004 SRV 040828610 — 3882600 FILE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
STRATOS FUNDING LP
The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST:	The name of the limited partnership is Stratos Funding LP.

SECOND:	The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the city of Wilmington.

THIRD:	The name and mailing address of the general partner is as follows:
Stratos Global Corporation
6901 Rockledge Drive
Suite 900
Bethesda, Maryland 20817
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Stratos Funding LP.

By:	STRATOS GLOBAL CORPORATION
GENERAL PARTNER

By:	/s/ Paul M. Kugelman
Name:	Paul M. Kugelman
Title:	Assistant Corporate Secretary